UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2011
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Indenture
     On April 21, 2011, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (“Calumet Finance” and, together with the Partnership, the “Issuers”) issued and sold $400 million in aggregate principal amount of their 9 3/8% senior notes due May 1, 2019 (the “2019 Notes”) pursuant to the Purchase Agreement, dated April 15, 2011 (the “Purchase Agreement”), entered into by the Issuers, certain subsidiary guarantors named therein (the “Guarantors”) and Calumet GP, LLC with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. (“Goldman”), Barclays Capital Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC (collectively, the “Initial Purchasers”). The 2019 Notes were resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act.
     The 2019 Notes are governed by an Indenture, dated April 21, 2011 (the “Indenture”), entered into by the Issuers and the Guarantors with Wilmington Trust FSB, as trustee (the “Trustee”). The 2019 Notes will mature on May 1, 2019. Interest on the 2019 Notes is payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2011. The 2019 Notes are guaranteed on a senior unsecured basis by all of the Partnership’s operating subsidiaries and certain of the Partnership’s future subsidiaries.
Optional Redemption
     At any time prior to May 1, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2019 Notes issued under the Indenture with the net proceeds of a public or private equity offering at a redemption price of 109.375% of the principal amount of the 2019 Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (1) at least 65% of the aggregate principal amount of 2019 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 120 days of the date of the closing of such public or private equity offering.
     On and after May 1, 2015, the Issuers may on any one or more occasions redeem all or a part of the 2019 Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such 2019 Notes, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2015	104.688%
2016	102.344%
2017 and at any time thereafter	100.000%
     Prior to May 1, 2015, the Issuers may on any one or more occasions redeem all or part of the 2019 Notes at a redemption price equal to the sum of: (1) the principal amount thereof, plus (2) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus any accrued and unpaid interest to the applicable redemption date.
Certain Covenants
     The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. At any time when the 2019 Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be suspended.
     Upon the occurrence of certain change of control events, as defined in the Indenture, each holder of the 2019 Notes will have the right to require that the Issuers repurchase all or a portion of such holder’s 2019 Notes in cash at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest to the date of repurchase.
Registration Rights Agreement
     In connection with the issuance and sale of the 2019 Notes, on April 21, 2011, the Issuers and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers obligating the Issuers to use reasonable best efforts to file an exchange registration statement with the Securities and Exchange Commission (the “SEC”) so that holders of the 2019 Notes can offer to exchange the 2019 Notes issued in this offering for registered notes having substantially the same terms as the 2019 Notes and evidencing the same indebtedness as the 2019 Notes. The Issuers and the Guarantors must use reasonable best efforts to cause the exchange offer registration statement to become effective and remain effective until 180 days after the closing of the exchange. Additionally, the Issuers and the Guarantors have agreed to commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and use reasonable best efforts to complete the exchange offer not later than 60 days after such effective date. Under certain circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors must use reasonable best efforts to file a shelf registration statement for the resale of the 2019 Notes. If the Issuers fail to satisfy these obligations on a timely basis, the annual interest borne by the 2019 Notes will be increased by up to 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.
     The foregoing descriptions of the Indenture, the 2019 Notes, the Registration Rights Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture (including the form of 2019 Notes attached as an exhibit thereto) and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference, and the Purchase Agreement, a copy of which was filed as Exhibit 1.1 to the Partnership’s Current Report on Form 8-K on April 20, 2011 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
Termination of Term Loan Facility and Letter of Credit Facility
     On April 21, 2011, the Partnership used approximately $370 million of the net proceeds from the issuance and sale of the 2019 Notes to repay in full its senior secured term loan and terminated the term loan and related letter of credit facility under that Credit Agreement, dated as of January 3, 2008 (the “Credit Agreement”), by and among Calumet Lubricants Co., Limited Partnership, as borrower, the Partnership and certain of its subsidiaries, as guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent and Credit-Linked L/C Issuer, and Bank of America Securities LLC, as sole lead arranger and sole bank manager. Affiliates of certain of the Initial Purchasers of the 2019 Notes are lenders under the Credit Agreement. The Partnership did not incur any material early termination penalties in connection with its termination of the Credit Agreement.
     Borrowings under the Credit Agreement were used (i) to finance a portion of the acquisition of Penreco in 2008, (ii) to fund the anticipated growth in working capital and remaining capital expenditures associated with the Partnership’s Shreveport refinery expansion project completed in 2008, (iii) to refinance the Partnership’s then-existing term loan facility, (iv) to issue a $50.0 million letter credit to secure Calumet Lubricants’ obligations under the J. Aron ISDA Agreement (as defined below) and (v) for general partnership purposes. Each lender under the Credit Agreement had a first priority lien on the Partnership’s fixed assets and a second priority lien on its cash, accounts receivable and inventory. The Credit Agreement would have matured in January 2015.
     The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K on January 9, 2008 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.
     All of the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Amended and Restated ISDA Agreement
     In connection with the issuance and sale of the 2019 Notes, on April 21, 2011, the Partnership’s wholly owned subsidiary, Calumet Lubricants Co., Limited Partnership (“Calumet Lubricants”), entered into certain amendments (as described below, the “Amendments”) to its Amended and Restated ISDA Master Agreement, dated January 3, 2008 (together with all exhibits, schedules and annexes thereto, the “J. Aron ISDA Agreement”), with J. Aron & Company (“J. Aron”), which governs certain commodity hedging arrangements between the parties. The Amendments include an amended and restated schedule to the J. Aron ISDA Agreement (the “ISDA Schedule”), an amended credit support annex to the ISDA Schedule and a new lien annex to the ISDA Schedule. The Amendments provide new credit support arrangements to secure Calumet Lubricants’ payment obligations under the J. Aron ISDA Agreement following the issuance and sale of the 2019 Notes.
     Under the new credit support arrangements, Calumet Lubricants’ payment obligations under the J. Aron ISDA Agreement will be secured by a first priority lien on the Partnership’s and its subsidiaries’ real property, plant and equipment, fixtures, intellectual property, certain financial assets, certain investment property, commercial tort claims, chattel paper, documents, instruments and proceeds of the foregoing (including proceeds of hedge arrangements). The Amendments required Calumet Lubricants and J. Aron to contemporaneously enter into a Collateral Trust Agreement with Calumet Lubricants’ other secured hedge counterparties, pursuant to which J. Aron will share the collateral securing Calumet Lubricants’ payment obligations under the J. Aron ISDA Agreement with the other secured hedge counterparties. See the section of this Item 2.03 entitled “Collateral Trust Agreement” for a description of the Collateral Trust Agreement. The Partnership will also issue to J. Aron a $25.0 million letter of credit under its revolving credit facility to replace the $50.0 million letter of credit that was issued under the Credit Agreement to secure Calumet Lubricants’ obligations under the J. Aron ISDA Agreement prior to the Partnership’s termination of the Credit Agreement and associated letter of credit facility to support commodity hedging. See the section of Item 1.02 entitled “Termination of Term Loan Facility and Letter of Credit Facility” for a description of the Partnership’s termination of its letter of credit facility to support commodity hedging and the related Credit Agreement. Each of the Partnership and its domestic operating subsidiaries will be a guarantor of Calumet Lubricants’ obligations under the amended J. Aron ISDA Agreement.

     The J. Aron ISDA Agreement will continue to impose a number of covenant limitations on the Partnership’s operating and financing activities, including limitations on liens on collateral, limitations on dispositions of collateral, and collateral maintenance and insurance requirements. The Amendments establish the exposure level at which Calumet Lubricants will be required to post additional collateral support at $150.0 million, which additional collateral support must be in the form of either cash or letters of credit. The J. Aron ISDA Agreement will be cross-defaulted with the Partnership’s revolving credit facility and the Collateral Trust Agreement.
     Goldman, the ultimate parent company of J. Aron, has, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Calumet Lubricants, the Partnership and their respective general partners and subsidiaries, for which Goldman received or will receive customary fees and expenses. In particular, Goldman was the managing underwriter for the Partnership’s initial public offering of its common units on January 31, 2006 and all subsequent public offerings of its common units and was an initial purchaser of the 2019 Notes.
     The foregoing descriptions of the J. Aron ISDA Agreement and the Amendments do not purport to be complete and are qualified in their entirety by reference to the J. Aron Agreement, a copy of which was previously filed as Exhibit 10.2 to the Partnership’s Current Report on Form 8-K on January 10, 2008 and is incorporated herein by reference, and the Amendments, copies of which will be filed as exhibits to the Partnership’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011.
Collateral Trust Agreement
     In connection with the Amendments, on April 21, 2011, Calumet Lubricants entered into a Collateral Trust Agreement (together with all exhibits, schedules and annexes thereto, the “Collateral Trust Agreement”) with each of its secured hedge counterparties (each a “Secured Hedge Counterparty”) and Bank of America, N.A., as administrative agent for the benefit of the Secured Hedge Counterparties (the “Administrative Agent”). The Collateral Trust Agreement provides terms for the appointment of the Administrative Agent. The Collateral Trust Agreement also governs how the Secured Hedge Counterparties, including J. Aron, will share collateral pledged as security for the payment obligations owed by Calumet Lubricants to the Secured Hedge Counterparties under their respective master derivatives contracts. Under the Collateral Trust Agreement, Calumet Lubricants has the ability to add secured hedge counterparties to the Collateral Trust Agreement.
     The foregoing description of the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the Collateral Trust Agreement, a copy of which will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
4.1	Indenture, dated April 21, 2011, by and among the Issuers, the Guarantors and the Trustee, governing the 2019 Notes.
4.2	Registration Rights Agreement, dated April 21, 2011, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the 2019 Notes.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.
	By:	CALUMET GP, LLC,
its general partner

Date: April 26, 2011	By:	/s/ R. Patrick Murray, II
		Name:	R. Patrick Murray, II
		Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
4.1	Indenture, dated April 21, 2011, by and among the Issuers, the Guarantors and the Trustee, governing the 2019 Notes.
4.2	Registration Rights Agreement, dated April 21, 2011, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the 2019 Notes.